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                                SELLING AGREEMENT

THIS AGREEMENT made and entered into as of this ____day of _______, 20__, by and between ALPS Distributors, Inc., a Colorado corporation having its principal place of business at 370 Seventeenth Street, Suite 3100, Denver, Colorado 80202 (hereinafter "ALPS") and ________, a ______________
corporation having its principal place of business at ____________ (hereinafter "Broker-Dealer").

WHEREAS, Broker-Dealer desires to enter into an Agreement with ALPS for the sale of shares of beneficial interest in the United Association S&P 500 Index Fund (the "Fund"), an investment portfolio of Financial Investors Trust (the "Trust") which is now or hereafter available for sale to Broker-Dealer's customers.

WHEREAS, ALPS is the principal underwriter (as such term is defined in the Investment Company Act of 1940, as amended) of the offering of shares of the Fund and the exclusive agent for the continuous distribution of such shares pursuant to the terms of a Distribution Agreement between ALPS and the Trust.

WHEREAS, the term "Prospectus" means the prospectus and, unless the context otherwise requires, related statement of additional information (the "Statement of Additional Information") incorporated therein by reference, as the same are amended and supplemented from time to time, of the Fund.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties agree as follows:

1. BROKER-DEALER PERFORMANCE. ALPS acknowledges that customers of Broker-Dealer who purchase Fund shares are Broker-Dealer's customers. Broker-Dealer shall be responsible for opening, approving and monitoring customer accounts and for the review and supervision of these accounts, all in accordance with the rules of the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers, Inc. (the "NASD"). In no transaction involving fund shares shall Broker-Dealer have any authority to act as agent for the Trust or for ALPS.

2. PURCHASES AND REDEMPTIONS. All orders for the purchase of any fund shares shall be executed at the then current net asset value per share and all orders for the redemption of any fund shares shall be executed at the then current net asset value per share, in each case as described in the Prospectus of the Fund. The minimum initial purchase order and minimum subsequent purchase order by any person shall be as set forth in the Prospectus of the Fund. All orders are subject to acceptance or rejection by the Trust at its sole discretion. Unless otherwise mutually agreed to in writing, each transaction shall be promptly confirmed in writing to the customer on a fully disclosed basis and a copy of each confirmation shall be sent simultaneously to Broker-Dealer. Broker-Dealer agrees that upon receipt of duplicate confirmations Broker-Dealer will examine the same and promptly notify the Trust of any errors or discrepancies that Broker-Dealer discovers. Broker-Dealer shall promptly bring to the attention of the Trust any errors in such confirmations claimed by Broker-Dealer's customers. The Trust reserves the right, at its

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      discretion and without notice, to suspend the sale of shares or withdraw entirely the sale of shares of the Fund.

3. RULE 12b-1. (a) In the case of a fund or class thereof which has adopted a Distribution and Service Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan"), ALPS may elect from time to time to make payments to Broker-Dealer as provided under such Plan. In the case of a fund or class thereof that has no currently effective Plan, ALPS may, to the extent permitted by applicable law, elect to make payments to Broker-Dealer from ALPS' own funds. Any such payments shall be made in the amount and manner set forth in the applicable schedule of distribution and service payments issued by ALPS and then in effect or as set forth in the Prospectus. Such schedule of distribution and service payments may be discontinued or changed by ALPS from time to time and shall be in effect with respect to a fund which has a Plan only so long as such fund's Plan remains in effect.

      (b) In the event that Rule 2830 of the NASD Conduct Rules preclude the Fund or class thereof from imposing, or ALPS from receiving, a sales charge (as defined in that Rule) or any portion thereof, then Broker-Dealer shall not be entitled to any payments from ALPS hereunder from the date that the Fund or class thereof discontinues or is required to discontinue imposition of some or all of its sales charges. If the Fund or class thereof resumes imposition of some or all of its sales charge, Broker-Dealer will be entitled to payments hereunder on the same terms as the Fund extends to ALPS.

4. BROKER-DEALER'S DUTIES REGARDING SALES OF SHARES. In ordering shares of the Fund, Broker-Dealer shall rely solely and conclusively on the representations contained in the Prospectus of the Fund. Broker-Dealer agrees not to offer or sell shares of the Fund except in compliance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities. In connection with offers to sell and sales of shares of the Fund, Broker-Dealer agrees to deliver or cause to be delivered to each person to whom any such offer or sale is made, at or prior to the time of such offer or sale, a copy of the Prospectus and, upon request, the Statement of Additional Information of the Fund. Broker-Dealer further agrees to explain the procedures regarding purchase, redemption and exchange privileges as outlined in the Prospectus to each person to whom any such offer or sale is made. Broker-Dealer further agrees to obtain from each customer to whom Broker-Dealer sells fund shares any taxpayer identification number certification required under Section 3406 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and to provide ALPS or ALPS' designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required back-up withholding in accordance with Section 3406 of the Code and the regulations thereunder. Unless otherwise mutually agreed to in writing, ALPS shall deliver or cause to be delivered to each of the customers who purchase shares of the Fund through Broker-Dealer copies of all annual and interim reports, proxy solicitation materials and any other information and materials relating to the Fund and prepared by or on behalf of ALPS, the Trust or its investment adviser, custodian, transfer agent or dividend disbursing agent for distribution to such customer. ALPS agrees to supply Broker-Dealer with copies of the Prospectus, Statement of Additional Information, annual reports, interim reports, proxy solicitation materials and any such other information and materials relating to the Fund in reasonable quantities upon request. Broker-Dealer acknowledges that any material or information that ALPS furnishes to Broker-Dealer,

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      other than Prospectuses, annual and interim reports to shareholders and proxy solicitation materials prepared by the Trust, are ALPS' sole responsibility and not the responsibility of the Trust.

5. ADVERTISEMENT. Broker-Dealer shall not make any representations concerning the fund shares other than those contained in the Prospectus of the Fund or in any promotional materials or sales literature furnished to Broker-Dealer by ALPS or the Trust. Broker-Dealer shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar material), except such information and materials as may be furnished to Broker-Dealer by ALPS or the Trust, and such other information and materials as may be approved in writing by ALPS.

6. FUND TRANSACTIONS. The procedures relating to orders and the handling thereof will be subject to the terms of the Prospectus of the Fund and instructions received by Broker-Dealer from ALPS or the transfer agent (the "Transfer Agent") from time to time. No conditional orders will be accepted. Broker-Dealer agrees that purchase orders placed by Broker-Dealer or Broker-Dealer's customers will be made only for the purpose of covering purchase orders already received from Broker-Dealer's customers and that Broker-Dealer will not make purchases for any other securities dealer or broker. Further, Broker-Dealer shall place purchase orders from customers with the Trust immediately and shall not withhold the placement of such orders so as to profit Broker-Dealer; provided, however, that the foregoing shall not prevent the purchase of shares of the Fund by Broker-Dealer for Broker-Dealer's own bona fide investment. Broker-Dealer agrees that: (a) Broker-Dealer shall not effect any transactions (including, without limitation, any purchases and redemptions) in the fund shares registered in the name of, or beneficially owned by, any customer unless such customer has granted Broker-Dealer full right, power and authority to effect such transactions on his behalf, and
      (b) ALPS, the Trust, the Transfer Agent and their respective officers, directors, or trustees, agents, employees and affiliates shall not be liable for, and shall be fully indemnified and held harmless by Broker-Dealer and Broker-Dealer's customers from and against, any and all claims, demands, liabilities and expenses (including, without limitation, reasonable attorney's fees) which may be incurred by ALPS or any of the foregoing persons entitled to indemnification from Broker-Dealer hereunder arising out of or in connection with the execution of any transactions in fund shares registered in the name of, or beneficially owned by, any customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of Broker-Dealer or directly by Broker-Dealer's customers. The indemnification agreement contained in this paragraph shall survive the termination of this Agreement.

7. PAYMENT FOR ORDERS. Broker-Dealer agrees that payment for orders from Broker-Dealer or Broker-Dealer's customers for the purchase of fund shares will be made in accordance with the terms of the Prospectus of the Fund. On or before the settlement date of each purchase order for shares of the Fund, Broker-Dealer shall remit to an account designated by ALPS with the Transfer Agent an amount equal to the then current net asset value of the shares of the Fund being purchased with respect to such purchase order as determined by ALPS in accordance with the terms of the applicable Fund Prospectus. If payment for any purchase order (either from Broker-Dealer or directly from Broker-Dealer's customers) is not received in accordance with the terms of the Prospectus, ALPS reserves the right, without notice, to cancel the sale and to hold

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      Broker-Dealer or Broker-Dealer's customers responsible for any loss sustained as a result thereof.

8. REPRESENTATIONS AND WARRANTIES. (a) Broker-Dealer hereby represents and warrants that: (a) Broker-Dealer is a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which Broker-Dealer was organized; (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for Broker-Dealer's lawful execution and delivery of this Agreement and Broker-Dealer's performance hereunder have been obtained; and (c) upon execution and delivery by Broker-Dealer, and assuming due and valid execution and delivery by ALPS, this Agreement will constitute a valid and binding agreement, enforceable against each in accordance with its terms and conditions.

      (b) Broker-Dealer further represents and warrants that Broker-Dealer is a member of the NASD and, with respect to any sales in the United States, Broker-Dealer agrees to abide by all of the rules and regulations of the NASD, including, without limitation, its Rules of Fair Practice. Broker-Dealer agrees to comply with all applicable federal and state laws, rules and regulations. ALPS agrees to inform Broker-Dealer, upon Broker-Dealer's request, as to the states in which ALPS believes the shares of each Fund have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but ALPS shall have no obligation or responsibility to make shares of the Fund available for sale to Broker-Dealer's customers in any jurisdiction. Broker-Dealer agrees to notify ALPS immediately in the event of Broker-Dealer's expulsion or suspension from the NASD. Broker-Dealer's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Broker-Dealer's suspension from the NASD will terminate this Agreement effective immediately upon ALPS' written notice of termination to Broker-Dealer.

9. CONFIDENTIALITY. The names and addresses and other information concerning Broker-Dealer's customers are and shall remain Broker-Dealer's sole property, and neither ALPS nor ALPS' affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of ALPS' duties and responsibilities hereunder and except for servicing and informational mailings relating to the Fund. Notwithstanding the foregoing, this Paragraph shall not prohibit ALPS or any of ALPS' affiliates from utilizing for any purpose the names, addresses or other information concerning any of Broker-Dealer's customers if such names, addresses or other information are obtained in any manner other than from Broker-Dealer pursuant to this Agreement. The provisions of this paragraph shall survive the termination of this Agreement.

10. NO AUTHORITY TO BIND PARTIES. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between Broker-Dealer and ALPS. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party's prior written consent, except as required by any applicable

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      federal or state law, rule or regulation, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.

11. NOTICES. Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to ALPS shall be given or sent to ALPS at ALPS' offices, located at Suite 3100, 370 Seventeenth Street, Denver, Colorado 80202, and all notices to Broker-Dealer shall be given or sent to Broker-Dealer at Broker-Dealer's address shown below.

12. EFFECTIVE DATE. This Agreement shall become effective only when accepted and signed by both parties.

13. TERMINATION. This Agreement may be terminated at any time by either party hereto upon fifteen (15) days' prior written notice to the other party.

14. MODIFICATION. No change, modification, amendment, or waiver of any term of this Agreement shall be valid unless it is in writing and signed by both ALPS and Broker-Dealer.

15. ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party.

16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements or understandings between the parties relating to said subject matter.

17. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to principles of conflicts of law.

18. WAIVER. The waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach.

19. HEADINGS. The headings have been inserted for convenience only and are not to be considered when interpreting the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

-----------------------------------------------------------
Name of Broker-Dealer (Please print or type)

-----------------------------------------------------------

-----------------------------------------------------------
Address

-----------------------------------------------------------
Name of Authorized Officer (Please print or type)

By:________________________________________________________

Title:_____________________________________________________

Date:______________________________________________________

ALPS Distributors, Inc.


By:________________________________________________________

Title:_____________________________________________________

Date:______________________________________________________


NSCC Dealer #_______________________  Fax Number:__________

NSCC Dealer Alpha Code______________  Date:________________

NSCC Clearing #_____________________  Mutual Fund Coordinator/
                                      Primary Contact:_____
Phone Number:_______________________


Note: Please sign and return both copies of this Agreement to ALPS Distributors, Inc. Upon acceptance one countersigned copy will be returned to you for your files.

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                     SCHEDULE OF DISTRIBUTION AND SERVICE PAYMENTS
                              FOR SALES OF CLASS II SHARES
                   PURSUANT TO PARAGRAPH 3(a) OF THE SELLING AGREEMENT

In consideration of sales of Class II shares of the United Association S&P 500 Index Fund (the "Fund"), under the terms and conditions of Paragraph 3(a) of the Selling Agreement, the following schedule for the payment of fees shall apply:


                                                       DEALER COMPENSATION

                                                 ANNUAL                  ANNUAL
NAME OF FUND                                CONTRACTUAL RATE        CURRENT PAYMENT
------------------------------------------------------------------------------------
UNITED ASSOCIATION S&P 500 FUND                   .10%                   .10%


ALPS Distributors, Inc. shall pay you a fee based on the average daily net assets throughout the quarter of Class II shares of the Fund. Such fee shall be computed daily and paid quarterly. The determination of daily net assets shall be made at the close of each business day throughout the quarter and computed in the manner specified in the Fund's then-current Prospectus for the determination of the net asset value of shares of Class II, but shall exclude assets attributable to any other Class of the Fund.

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